As filed with the Securities and Exchange Commission on October 5, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Kiora Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	98-0443284
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1371 East 2100 South Suite 200 Salt Lake City, UT	84105
(Address of Principal Executive Offices)	(Zip Code)

Kiora Pharmaceuticals, Inc. 2014 Equity Incentive Plan

(Full title of the plan)

Brian M. Strem, Ph.D.
President and Chief Executive Officer
Kiora Pharmaceuticals, Inc.
1371 East 2100 South
Suite 200
Salt Lake City, UT 84105

(Name and address of agent for service)

(781) 788-9043

(Telephone number, including area code, of agent for service)

Copies to:

Robert A. Petitt
Burns & Levinson LLP
125 High Street
Boston, MA 02110
Telephone: (617) 345-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company .. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act . ☐

INCORPORATION BY REFERENCE OF PRIOR REGISTRATION STATEMENT

This Registration Statement on Form S-8 is filed by Kiora Pharmaceuticals, Inc., a Delaware corporation (the “Registrant”), relates to 210,000 shares of its common stock, par value $0.01 per share (the “Common Stock”), issuable under the Registrant’s 2014 Equity Incentive Plan (as amended, the “2014 Plan”) that have become reserved for issuance as a result of (i) an increase of 10,000 shares of Common Stock to the number of shares of Common Stock available for issuance under the 2014 Plan pursuant to stockholder approval obtained on July 10, 2018, and (ii) an increase of 200,000 shares of Common Stock to the number of shares of Common Stock available for issuance under the 2014 Plan pursuant to stockholder approval obtained on September 23, 2022.

The shares of Common Stock included on this Registration Statement are in addition to the shares of Common Stock relating to the 2014 Plan that were registered on the Registrant’s Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on February 20, 2015 (SEC File No. 333-202207), on February 9, 2016 (SEC File No. 333-209441), on February 24, 2017 (SEC File No. 333-216227), on March 2, 2018 (SEC File No. 333-223431), on May 3, 2019 (SEC File No. 333-231207), on August 6, 2020 (SEC File No. 333-241657), and on May 3, 2022 (together, the “Prior Registration Statements”).

This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding the Registration of Additional Securities. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as supplemented by the information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Commission. The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the Commission on April 15, 2022, as amended pursuant to Amendment No. 1 thereto filed with the Commission on July 7, 2022, in each case pursuant to Section 13 of the Exchange Act;

(b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(c) The description of the Registrant’s Common Stock contained in the Registrant’s Amendment No. 1 to Registration Statement on Form 8-A (File No. 001-36672) filed with the Commission on July 30, 2015 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents, except as to documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on this 5th day of October, 2022.

KIORA PHARMACEUTICALS, Inc.

By:	/s/ Brian M. Strem, Ph.D.
Brian M. Strem, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brian M. Strem, Ph.D. and Melissa Tosca, and each of them singly (with full power to each of them to act alone), as such person’s true and lawful attorney in fact and agent with full power of substitution, for such person in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian M. Strem, Ph.D.	President, Chief Executive Officer and Director	October 5, 2022
Brian M. Strem, Ph.D.	(principal executive officer)

/s/ Melissa Tosca	Executive Vice President of Finance	October 5, 2022
Melissa Tosca	(principal financial and accounting officer)

/s/ Paul Chaney	Chairman	October 5, 2022
Paul Chaney

/s/ Kenneth Gayron	Director	October 5, 2022
Kenneth Gayron

/s/ Praveen Tyle	Director	October 5, 2022
Praveen Tyle

/s/ David Hollander	Director	October 5, 2022
David Hollander

/s/ Aron Shapiro	Director	October 5, 2022
Aron Shapiro

/s/ Erin Parsons	Director	October 5, 2022
Erin Parsons

 INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of the Registrant (previously filed as an exhibit to the Registrant’s Current Report on Form 8-K filed on February 20, 2015 and incorporated by reference thereto).

4.2	Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, filed July 10, 2018 (previously filed as an exhibit to the Registrant’s Current Report on Form 8-K filed on July 11, 2018 and incorporated by reference thereto).

4.3	Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, filed August 28, 2019 (previously filed as an exhibit to the Registrant’s Current Report on Form 8-K filed on August 29, 2019 and incorporated by reference thereto).

4.4	Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, filed June 25, 2020 (previously filed as an exhibit to the Registrant’s Current Report on Form 8-K filed on June 26, 2020 and incorporated by reference thereto).

4.5	Certificate of Ownership and Merger of the Registrant, filed November 5, 2021 (previously filed as an exhibit to the Registrant’s Current Report on Form 8-K filed on November 8, 2021 and incorporated by reference thereto).

4.6	Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, filed September 23, 2022 (previously filed as an exhibit to the Registrant’s Current Report on Form 8-K filed on September 26, 2022 and incorporated by reference thereto).

4.7	Second Amended and Restated By-laws of the Registrant (previously filed as an exhibit to the Registrant’s Current Report on Form 8-K filed on November 8, 2021 and incorporated by reference thereto).

4.8	2014 Equity Incentive Plan, as amended (previously filed as Appendix B to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on August 15, 2022 and incorporated by reference thereto).

5.1	Opinion of Burns & Levinson LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Burns & Levinson LLP (contained in Exhibit 5.1 hereto)

24.1	Power of Attorney (contained on signature page hereto)

107	Calculation of Filing Fee Table